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                                                                    Exhibit 99.1





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                             UNIT PURCHASE AGREEMENT

                                  by and among

                                  INTEGRA, INC.

                            (a Delaware corporation),

                         GLOBAL BENEFITS SOLUTIONS LLC,

                     (a Delaware limited liability company)

                                       and

                                 THE UNITHOLDER

                          LISTED ON THE SIGNATURE PAGE

                            Dated as of July 27, 2001


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                                TABLE OF CONTENTS

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1.       EXCHANGE OF SECURITIES..................................................................................1

         1.1      Exchange of Company Securities.................................................................1

         1.2      Post Closing Adjustment........................................................................1

         1.3      Exchange Procedures............................................................................2

         1.4      No Fractional Shares...........................................................................2

         1.5      CEO of Integra.................................................................................2

         1.6      Repurchase Right...............................................................................2

         1.7      Installment Purchase...........................................................................2


2.       CLOSING.................................................................................................2

         2.1      Closing Date; Location.........................................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND INDEMNITY UNITHOLDER..................................3

         3.1      LLC Existence..................................................................................3

         3.2      Power; Authorization; Enforceable Obligations; Applicability of Takeover Statutes..............3

         3.3      Authority; Ownership...........................................................................3

         3.4      Validity of Contemplated Transactions..........................................................3

         3.5      Securities of the Company......................................................................4

         3.6      Transactions in Securities.....................................................................4

         3.7      No Bonus Securities............................................................................4

         3.8      Subsidiaries...................................................................................4

         3.9      Predecessor Status; etc........................................................................5

         3.10     Spin-offs by Company...........................................................................5

         3.11     No Third Party Options.........................................................................5

         3.12     Financial Statements...........................................................................5

         3.13     Liabilities and Obligations....................................................................5

         3.14     Accounts and Notes Receivable..................................................................6

         3.15     Permits........................................................................................6

         3.16     Real and Personal Property.....................................................................6

         3.17     Contracts and Commitments......................................................................7
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         3.18     Government Contracts...........................................................................8

         3.19     Insurance......................................................................................8

         3.20     Employees......................................................................................9

         3.21     Employee Benefit Plans and Arrangements........................................................9

         3.22     Compliance with Law; Authorizations...........................................................10

         3.23     Transactions With Affiliates..................................................................10

         3.24     Litigation....................................................................................10

         3.25     Restrictions..................................................................................11

         3.26     Taxes.........................................................................................11

         3.27     Intellectual Property Matters.................................................................12

         3.28     Completeness; No Violations...................................................................13

         3.29     Existing Condition............................................................................13

         3.30     Deposit Accounts; Powers of Attorney..........................................................15

         3.31     Books of Account..............................................................................15

         3.32     Environmental Matters.........................................................................15

         3.33     No Illegal Payments...........................................................................16

         3.34     Leases........................................................................................16

         3.35     Disclosure....................................................................................16

         3.36     Investment Intent.............................................................................17

4.       REPRESENTATIONS OF INTEGRA.............................................................................18

         4.1      Corporate Existence...........................................................................18

         4.2      Integra Stock.................................................................................18

         4.3      Corporate Power and Authorization.............................................................18

         4.4      No Conflicts..................................................................................18

         4.5      Accuracy of Filings...........................................................................18

5.       COVENANTS OF INTEGRA, INDEMNITY UNITHOLDER AND THE COMPANY.............................................18

         5.1      Existing Condition............................................................................19

         5.2      Maintenance of Properties and Assets..........................................................19

         5.3      Employees and Business Relations..............................................................19
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         5.4      Maintenance of Insurance......................................................................19

         5.5      Compliance with Laws, etc.....................................................................19

         5.6      Conduct of Business...........................................................................19

         5.7      Access........................................................................................19

         5.8      Press Releases and Other Communications.......................................................20

         5.9      Exclusivity...................................................................................20

         5.10     Third Party Approvals.........................................................................20

         5.11     Notification of Certain Matters...............................................................21

         5.12     Amendment of Schedules........................................................................21

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE INDEMNITY UNITHOLDER........................21

         6.1      Representations and Warranties; Performance of Obligations....................................21

         6.2      Employment Agreement..........................................................................22

         6.3      No Litigation.................................................................................22

         6.4      Repurchase Agreement..........................................................................22

         6.5      Consents and Approvals........................................................................22

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF INTEGRA.........................................................22

         7.1      Representations and Warranties; Performance of Obligations....................................22

         7.2      No Litigation.................................................................................22

         7.3      Examination of Financial Statements...........................................................22

         7.4      No Material Adverse Change....................................................................23

         7.5      Regulatory Review and Approval................................................................23

         7.6      Employment Agreement..........................................................................23

         7.7      Resignation of Company officers and Directors.................................................23

         7.8      Opinion of Counsel............................................................................23

         7.9      Consents and Approvals........................................................................25

         7.10     Good Standing Certificates....................................................................25

8.       INDEMNIFICATION; SURVIVAL..............................................................................25

         8.1      General Indemnification by Indemnity Unitholder...............................................25

         8.2      Specific Indemnification by Indemnity Unitholder..............................................25
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         8.3      Indemnification by Integra....................................................................26

         8.4      Third Party Claims............................................................................26

         8.5      Limitations on Indemnification................................................................27

         8.6      Survival of Representations and Warranties....................................................28

9.       TERMINATION OF AGREEMENT...............................................................................28

         9.1      Termination by Integra........................................................................28

         9.2      Automatic Termination.........................................................................28

10.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION..............................................................28

         10.1     Indemnity Unitholder..........................................................................29

         10.2     Damages.......................................................................................29

11.      GENERAL................................................................................................29

         11.1     Warrants......................................................................................29

         11.2     Cooperation...................................................................................30

         11.3     Successors and Assigns........................................................................30

         11.4     Entire Agreement..............................................................................30

         11.5     Counterparts..................................................................................30

         11.6     Brokers and Agents............................................................................30

         11.7     Expenses......................................................................................30

         11.8     Notices.......................................................................................31

         11.9     Governing Law.................................................................................32

         11.10    Exercise of Rights and Remedies...............................................................32

         11.11    Time..........................................................................................32

         11.12    Reformation and Severability..................................................................32

         11.13    Remedies Cumulative...........................................................................32

         11.14    Captions......................................................................................32

12.      DEFINITIONS............................................................................................32

         12.1     "Accounts Receivable".........................................................................32

         12.2     "Acquisition Proposal"........................................................................32

         12.3     "Agent".......................................................................................32

         12.4     "Agreement"...................................................................................32
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         12.5     "Authorizations"..............................................................................33

         12.6     "Benefit Plan"................................................................................33

         12.7     "CERCLA"......................................................................................33

         12.8     "Certificates"................................................................................33

         12.9     "Closing".....................................................................................33

         12.10    "Closing Date"................................................................................33

         12.11    "Code"........................................................................................33

         12.12    "Commonly Controlled Entity"..................................................................33

         12.13    "Company".....................................................................................33

         12.14    "Company Documents"...........................................................................33

         12.15    "Constituent Corporations"....................................................................33

         12.16    "Contracts"...................................................................................33

         12.17    "Earn-out Percentage".........................................................................33

         12.18    "Earn-out Period".............................................................................33

         12.19    "Environmental Laws"..........................................................................33

         12.20    "Environmental Permits".......................................................................34

         12.21    "ERISA".......................................................................................34

         12.22    "Exchange" is defined in the recitals to this Agreement.......................................34

         12.23    "Expiration Date".............................................................................34

         12.24    "Financial Statements"........................................................................34

         12.25    "GAAP"........................................................................................34

         12.26    "Governmental Entity".........................................................................34

         12.27    "Hazardous Substances"........................................................................34

         12.28    "Indemnified Party"...........................................................................34

         12.29    "Indemnifying Party"..........................................................................34

         12.30    "Indemnity Unitholder" is defined in the preamble to this Agreement...........................34

         12.31    "Integra".....................................................................................34

         12.32    "Integra Stock"...............................................................................34

         12.33    "Intellectual Property".......................................................................34

         12.34    "Interim Balance Sheet Date"..................................................................34
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         12.35    "Losses"......................................................................................34

         12.36    "Maximum Number"..............................................................................34

         12.37    "PCBs"........................................................................................34

         12.38    "Pension Plan"................................................................................35

         12.39    "Post Closing Company is defined in Section _____.............................................35

         12.40    "Regulations".................................................................................35

         12.41    "Release".....................................................................................35

         12.42    "SEC".........................................................................................35

         12.43    "Securities Act"..............................................................................35

         12.44    "Target Amount"...............................................................................35

         12.45    "Tax Returns".................................................................................35

         12.46    "Taxes".......................................................................................35

         12.47    "Third Party Claim"...........................................................................35

         12.48    "UCC".........................................................................................35

         12.49    "Unaudited Balance Sheet".....................................................................35

         12.50    "Unaudited Balance Sheet Date"................................................................35

         12.51    "Units" is defined in the Preamble to this Agreement..........................................35

         12.52    "Welfare Plan"................................................................................35
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ANNEX I           Form of Employment Agreement
ANNEX II          Certificate of Designation
ANNEX III         Repurchase Agreement
SCHEDULES

                                      vii
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                             UNIT PURCHASE AGREEMENT


         THIS UNIT PURCHASE AGREEMENT (the "Agreement") is made as of the 27th day of July, 2001 among Integra, Inc., a Delaware corporation ("Integra") Global Benefits Solutions LLC, a Delaware limited liability company (the "Company") and Stuart Piltch ("Piltch" or the "Indemnity Unitholder"). Certain capitalized terms used herein are defined in Article 12 hereof.

         WHEREAS, the Indemnity Unitholder holds all of the issued and outstanding membership units of the Company (the "Units");

         WHEREAS, the Board of Directors of Integra deems it advisable and in the best interests of Integra and its stockholders that Integra purchase all of the issued and outstanding membership interests of the Company pursuant to this Agreement and the applicable provisions of the laws of the state of Delaware (such transaction being herein called the "Exchange"); and

         WHEREAS, subject to the terms and conditions set forth herein, each party hereto desires to consummate the Exchange.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       EXCHANGE OF SECURITIES

         1.1 EXCHANGE OF COMPANY SECURITIES. Subject to the terms and conditions hereinafter set forth and on the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing, the Indemnity Unitholder shall exchange with Integra and Integra shall exchange with the Indemnity Unitholder, all of the issued and outstanding Units, free and clear of all liens, in exchange for delivery to the Indemnity Unitholder of 1,000,000 shares of Integra common stock at the price at the Closing Date and 107,500 shares of preferred stock valued at $40.00 per share, subject to adjustments listed below (the "Preferred Stock" and together with the common stock the "Integra Stock"). The terms of the Integra Preferred Stock are set forth in Annex II.

         1.2 POST CLOSING ADJUSTMENT. On the Closing (as defined below), the maximum number of shares of Preferred Stock to be issued to Piltch pursuant to the terms of this Agreement is 107,500 (the "Maximum Number"). The Maximum Number shall be subject to reduction as follows: in the event that the gross revenue of the Company for the period between August 1, 2001 and December 31, 2001 (the "Earn-out Period") is less than $2,300,000 (as evidenced by a separate Company line item on Integra's financial statements, which includes the monthly $32,500 payments from Integra to the Company) on an annualized basis (using the accrual method of accounting) (the "Target Amount"), then the Maximum Number shall be decreased by a percentage (the "Earn-out Percentage"), equal to 100 multiplied by the difference



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between 1 and a quotient, the numerator of which shall be the actual gross revenue for the Earn-out Period and the denominator of which shall be the Target Amount. Provided, however, if and to the extent that the Earn-out Percentage is less than 5%, no reduction in the Maximum Number shall be made. For example, if the Company has gross revenue for the Earn-out Period equal to $2,116,000 (or 8% less than the Target Amount), then the Maximum Number will be reduced by 3% to 104,275 shares.

         Integra will have Ernst & Young LLP prepare its financial statements which include the Company's financial information setting forth the gross revenue of the Company for the Earn-out Period. Integra, the Company and Piltch hereby agree that the calculation of the Company's gross revenue for the Earn-out Period included in such financial statements shall be final and binding on the parties.

         1.3 EXCHANGE PROCEDURES. On the Closing Date, the Indemnity Unitholder shall be entitled to receive, in exchange for all of the issued and outstanding Units of the Company, a certificate or certificates registered in the name of the Indemnity Unitholder representing that number of whole shares of Integra Stock which the holder has the right to receive. The Indemnity Unitholder will be issued Integra Stock, upon surrender to Integra of certificates representing all of the outstanding Units of the Company ("Certificates"), which Certificates shall be held in escrow by Richard Thaler pursuant to that certain Escrow Agreement between Integra and the Indemnity Unitholder dated of even date herewith.

         1.4 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Article 1, no fractional shares of Integra Stock will be issued and the Indemnity Unitholder, even though such Indemnity Unitholder would otherwise be entitled hereunder to receive a fractional share of Integra Stock but for this
Section 1.4; the Indemnity Unitholder will be entitled hereunder to receive in lieu of such fractional share a cash payment.

         1.5 CEO OF INTEGRA. Immediately after the Closing Date, Stuart Piltch shall be the Chief Executive Officer, President and a director of Integra pursuant to that certain Employment Agreement dated August 1, 2001 between Integra and the Indemnity Unitholder.

         1.6 REPURCHASE RIGHT. Piltch shall have the right to purchase all of Integra's interest in the Company that is transferred under this Agreement as set forth in Annex III.

         1.7 INSTALLMENT PURCHASE. Any monies due Piltch for the transaction contemplated hereby, other than the 8% interest payment on the Preferred Stock, shall be made on an installment basis during the five year period contemplated herein, the amount of which installment and the timing of which shall be agreed upon by Integra and Piltch.

2.       CLOSING.

         2.1 CLOSING DATE; LOCATION. The Exchange referred to in Article I hereof (hereinafter referred to as the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103. Subject to the Exchange receiving



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all requisite Stockholder and unitholder approvals and subject to the other provisions of this Agreement, the parties shall hold the Closing on the next business day (or such later date as the parties hereto may agree) after the last of the conditions set forth in Sections 6 and 7 are fulfilled or waived. The date on which the Closing shall occur shall be referred to as the "Closing Date."

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND INDEMNITY UNITHOLDER

         As of the date hereof and as of the Closing Date, the Company and Indemnity Unitholder jointly and severally (except for the second sentence of Section 3.5), represent and warrant to Integra, as follows:

         3.1 LLC EXISTENCE. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where the conduct of its business requires it to be so qualified, all of which jurisdictions are listed on Schedule 3.1(b).

         3.2 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS; APPLICABILITY OF TAKEOVER STATUTES. The Company has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized by its members and the Indemnity Unitholder and no further action on the part of the Company or the Indemnity Unitholder is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Company in accordance with the provisions hereof (the "Company Documents") will be, duly executed and delivered on behalf of the Company by duly authorized officers of the Company, and this Agreement constitutes, and the Company Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms. No other "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof or any anti-takeover provision in the Company's Certificate of Formation or Operating Agreement is applicable to the Company, the Units, or the other transactions contemplated by this Agreement.

         3.3 AUTHORITY; OWNERSHIP. Except as set forth in Schedule 3.3, the Indemnity Unitholder holds all of the issued and outstanding Units of the Company and has the full legal right, power and authority to enter into this Agreement.

         3.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement by the Company and the Indemnity Unitholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company or the Indemnity Unitholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the



                                       3
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Company or the Indemnity Unitholder, (c) the organizational documents of the
Company or any securities issued by the Company, or (d) except as set forth on
Schedule 3.4, any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which any of the Company or Indemnity Unitholder is a party, by which the Company may have rights or by which any of the properties or assets of the Company may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder. Except as set forth on Schedule 3.4, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by the Company or the Indemnity Unitholder.

         3.5 SECURITIES OF THE COMPANY. The authorized membership units of the Company consists solely of the Units shown on Schedule 3.5, of which only the Units shown on such Schedule 3.5 to be issued and outstanding are issued and outstanding. The Indemnity Unitholder represents and warrants that all of the issued and outstanding Units of the Company owned by the Indemnity Unitholder as set forth on Schedule 3.5, as owner of record and beneficially by the Indemnity Unitholder and are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind except as set forth on Schedule 3.5. All of the issued and outstanding Company Units to be delivered on the Closing Date will have been duly authorized and validly issued, fully paid and nonassessable, and will have been offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. None of such Units will have been, and none of the Units from which they will have been derived were, issued in violation of the tag-along, drag-along or preemptive rights of any past or present unitholder or rights of first refusal of the Company pursuant to any agreement, or any other statutory rights of the Indemnity Unitholder or the Company.

         3.6 TRANSACTIONS IN SECURITIES. The Company has not acquired any treasury units since its formation. Except as set forth on Schedule 3.6, no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued Units. Except as set forth on Schedule 3.6, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         3.7 NO BONUS SECURITIES. None of the Units of the Company were, and none of the Company Units will be, issued pursuant to awards, grants or bonuses, whether of units or of options or other rights. The Company has no options to purchase securities of the Company outstanding.

         3.8 SUBSIDIARIES. The Company has no subsidiaries and is not a participant in any joint venture, partnership or other noncorporate entity.



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         3.9      PREDECESSOR STATUS; ETC. There are no predecessor companies of the Company and no entities from whom the Company previously acquired significant assets. Except as set forth on Schedule 3.9, the Company has never been a subsidiary or division of another corporation or been a part of an acquisition that was later rescinded.

         3.10 SPIN-OFFS BY COMPANY. Since the formation of the Company, there has not been any sale or spin-off of significant assets of the Company other than in the ordinary course of business.

         3.11 NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person for that person to acquire any properties, assets or rights of the Company or any interest therein.

         3.12 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.12 are copies of the unaudited balance sheet of the Company (the "Unaudited Balance Sheet") at December 31, 2000 (the "Unaudited Balance Sheet Date"), and the related statements of income, cash flows and changes in members' equity for the fiscal years then ended (the "Financial Statements").

         All of the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. All of the balance sheets included in the Financial Statements fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company on a consolidated basis at the dates indicated and such statements of income, cash flows and changes in Unitholders' equity fairly present the results of operations, cash flows and changes in Unitholders' equity of the Company on a consolidated basis for the periods indicated.

         3.13     LIABILITIES AND OBLIGATIONS.

                  (a) Attached hereto as Schedule 3.13 is an accurate list, as of June 30, 2001, of: (i) all liabilities of the Company which are reflected on the unaudited consolidated balance sheet included in the Financial Statements; (ii) all liabilities incurred thereafter other than in the ordinary course of business; (iii) all material liabilities incurred thereafter in the ordinary course of business; and (iv) all liabilities incurred as of the Unaudited Balance Sheet Date or incurred thereafter that are not reflected on the Unaudited Balance Sheet; provided, however, that Schedule 3.13 does not include liabilities arising out of any Contract described on Schedule 3.17. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on Schedule 3.13. For purposes of this Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

                  (b) For each such liability for which the amount is not fixed or is contested, Schedule 3.13 shall include a summary description of the liability, together with copies of all relevant documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date



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such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

                  (c) All of the liabilities reflected on the Unaudited Balance Sheet included in the Unaudited Financial Statements arose only out of or were incurred only in connection with the conduct of the respective businesses of the Company. Except as set forth on Schedule 3.13 and except for liabilities not required to be set forth thereon pursuant to Section 3.13(a), the Company has no liabilities or obligations with respect to its business, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

         3.14     ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as Schedule
3.14 is a complete and accurate list, as of June 30, 2001, of the accounts and notes receivable of the Company (including, without limitation, receivables from and advances to employees and the Company) (collectively, the "Accounts Receivable"). Schedule 3.14 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Company will deliver to Integra a complete and accurate list, as of June 30, 2001, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date will be, current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable except as listed as a liability under Schedule 3.13. The allowance for collection losses on the unaudited consolidated balance sheet as of the Unaudited Balance Sheet Date has been determined in accordance with GAAP consistent with past practice.

         3.15 PERMITS. The Company has no Permit issued by any Governmental Entity.

         3.16 REAL AND PERSONAL PROPERTY. The Company owns no real property. Attached hereto as Schedule 3.16 is an accurate list, including substantially complete descriptions as of the Interim Balance Sheet Date, of all the personal property (which had an original cost in excess of $25,000) owned or leased by the Company, including true and correct copies of leases for equipment. All fixed assets used by the Company in the operation of its business are leased under agreements set forth on Schedule 3.16. All leases set forth on Schedule
3.16 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company. All fixed assets used by the Company in the operation of its business are either owned by the Company or leased under an agreement set forth on Schedule 3.16. Schedule 3.16 sets forth a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company has devoted any significant effort or expenditure in the since its formation which, if pursued by the Company would require additional expenditures of significant efforts or capital.

         3.17 CONTRACTS AND COMMITMENTS. Schedule 3.17 sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company (the "Contracts"), to which the Company is a party or is bound, or by which any of its assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $10,000 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $10,000 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 3.17 and continuing over a period of more than six months from the date hereof or exceeding $10,000 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other Governmental Entity;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $10,000;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company or any successor thereto, or to the knowledge of Company and the Indemnity Unitholder, any employee of the Company or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company;

                  (n) agreement, contract, commitment, arrangement or understanding to which the Company, on the one hand, and any affiliate, officer, director or unitholder of the Company, on the other hand, are parties; or

                  (o) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

         The Company is, and to the knowledge of the Company and the Indemnity Unitholder, all other parties are, in compliance with the provisions to each of the Contracts listed in Schedule 3.17. The Company is not, and to the knowledge of the Company and the Indemnity Unitholder, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder by the Company. Except as set forth on Schedule 3.17, none of the rights of the Company under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the Company after the Closing Date without the consent or agreement of any other party. The Company has delivered accurate and complete copies of each Contract to Integra. Except as set forth in Schedule 3.17, no Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby.

         3.18 GOVERNMENT CONTRACTS. The Company is not now or has ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         3.19 INSURANCE. The assets, properties and operations of the Company are insured under various policies of general liability and other forms of insurance, all of which are described in Schedule 3.19, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which, in relation to the business and assets of the Company, are consistent with the normal or customary industry practice and all premiums due to date have been paid in full. The Company has never been refused any insurance, nor has the Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance since its formation. Schedule 3.19 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company.

         3.20 EMPLOYEES. Schedule 3.20 contains the following with respect to the Company:

                  (a) a list of all current employees of the Company (including name, title and position);

                  (b)      each such employee's length of service; and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

         Except as disclosed on Schedule 3.20: (i) there have not been since the Company's formation and, to the knowledge of the Company and the Indemnity Unitholder, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company and the Indemnity Unitholder, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations other than made a part of Schedule 3.20; (v) the employees of the Company are not covered by any collective bargaining agreement; (vi) the Company has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company are legally able to work in the United States.

         3.21 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. The Company does not have any Benefit Plans. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(3) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its affiliates or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the"Code"), (each, together with the Company, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee or director. The Company has no intent or commitment to create any Benefit Plan.

         3.22 COMPLIANCE WITH LAW; AUTHORIZATIONS. The Company has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"), to which the Company' business, operations, assets or properties are subject. The Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Company in the conduct of the business of the Company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in Schedule 3.22. The Company is not in default, nor has the Company received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. The Indemnity Unitholder does not and no director, officer, employee or former employee of the Company or any affiliates of the Company, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company owns, possesses or uses in the operation of the business of the Company as now or previously conducted.

         3.23 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 3.23, no unitholder and no director, officer or employee of the Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the period since the Company's formation a party to, or in any property which is or was during the the period since the Company's formation the subject of, any contract, agreement or understanding, business arrangement or relationship with the Company.

         3.24     LITIGATION.

                  (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company and the Indemnity Unitholder, threatened against the Company which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 3.24, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company and the Indemnity Unitholder, threatened against the Company or which relates to such Company.

                  (c) Neither the Company nor the Indemnity Unitholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 3.24(a) or (b).

                  (d) The Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         3.25 RESTRICTIONS. Except for the Contracts set forth on Schedule 3.17, the Company is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any of the Indemnity Unitholder can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company after consummation of the transactions contemplated hereby.

         3.26 TAXES. The Company is not, and has not ever been, classified as an association and taxable as a corporation for federal or state income tax purposes. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company or the Indemnity Unitholder(the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (singly, a "Tax", and collectively, the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns fairly reflect the liabilities of the Company for Taxes for the periods, property or events covered thereby. All Taxes called for by the Tax Returns have been paid by the Company and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Unaudited Balance Sheet are fairly stated as of that date and nothing has occurred subsequent to that date to make any of such accruals inadequate as of that date. The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is fairly stated on the Company's Tax books and records. The Company is not and has not at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Company has not assumed any Tax liability of any other person or entity under contract. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company or any of its assets or properties. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of the Company relating to or attributable to Taxes. To the knowledge of the Company and the Indemnity Unitholder, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would have an adverse effect on the Company or its business, operations, assets, properties, prospects or condition (financial or otherwise). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code. Correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company since its formation, have heretofore been delivered by the Company and the Indemnity Unitholder to Integra. The Company has a taxable year ended December 31 and the Company has not made an election to retain a fiscal year other than December 31 under Section 444 of the Code. The Company currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes since its formation.

         3.27     INTELLECTUAL PROPERTY MATTERS.

                  (a) The Company uses or has used the patents, trade names, service marks, copyrights, software, trade secrets and know-how listed on
Schedule 3.27 (the "Intellectual Property"), all of which are owned by the Company free and clear of any liens, claims, charges or encumbrances except as set forth on Schedule 3.27. The Intellectual Property constitutes all such rights necessary for the conduct of the business of the Company.

                  (b) There are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Company.

                  (c) The Company does not infringe upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. Except as set forth on Schedule 3.27, no action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company and the Indemnity Unitholder, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company. None of the Intellectual Property is subject to any outstanding order, decree or judgment. The Company has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) No present or former employee of the Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property.
Schedule 3.27 lists all confidentiality or non-disclosure agreements currently in force and effect to which the Company or to its knowledge any of their employees is a party.

                  (e) Schedule 3.27 sets forth a complete and accurate list of all items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and the any offices in other jurisdictions.

                  (f) All rights of the Company in the Intellectual Property shall vest in the Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval except as set forth on
Schedule 3.27.

         3.28 COMPLETENESS; NO VIOLATIONS. Copies of the certified copies of the Certificate of Formation and the Operating Agreement, both as amended to date, of the Company, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered to Integra in connection with the transactions contemplated hereby, are complete and correct; neither the Company nor, to the knowledge of the Indemnity Unitholder, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 3.28, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         3.29 EXISTING CONDITION. Except as set forth on Schedule 3.29, since December 31, 2000, the Company has not:

                  (a) incurred any liabilities not disclosed on Schedule 3.13, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except as reflected by omission from Schedule 3.14 or 3.16 for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company or any interest therein;

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except as disclosed in Schedule 3.13, 3.16 and 3.19 in the ordinary course of business consistent with past practice;

                  (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business except as disclosed on Schedule 3.17;

                  (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its Units or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its Units or other ownership interests;

                  (f) suffered any damage, destruction or loss (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $100,000;

                  (g) made any material adverse change in its business, operations, assets, properties, or financial condition;

                  (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or financial condition, except as disclosed on
Schedule 3.21;

                  (i) made commitments or agreements for capital expenditures or capital additions exceeding in the aggregate $100,000, except as disclosed on Schedule 3.17 or such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled except in each case as disclosed on Schedule 3.21;

                  (k) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (l) entered into any transaction other than in the ordinary course of business consistent with past practice;

                  (m) except as reflected in Schedule 3.5, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (n)      agreed to take any of the actions referred to above.

         3.30     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as
Schedule 3.30 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

                  (b)      the names in which the accounts or boxes are held;

                  (c)      the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         3.31 BOOKS OF ACCOUNT. The books, records and accounts of the Company reflect fairly, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any of the funds of such Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         3.32     ENVIRONMENTAL MATTERS.

                  (a) The Company has secured, and are in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the Surviving Corporation upon consummation of the transactions contemplated hereby. The Company is in compliance with all Environmental Laws.

                  (b) Neither the Company nor the Indemnity Unitholder has received any communication from any Governmental Entity that alleges that the Company is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) The Company has not entered into or agreed to any court decree or order, and the Company is not subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company and the Indemnity Unitholder, threatened to or against any assets or properties of the Company pursuant to any Environmental Law.

                  (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company.

                  (f) The Company has not received a CERCLA 104(e) information request nor has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company and any former aboveground or underground tanks on any property owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) To the Company's knowledge, there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Company and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company.

                  (i) The Company has provided to Integra true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company since its formation.

         3.33 NO ILLEGAL PAYMENTS. Neither the Company nor, to the knowledge of the Company and the Indemnity Unitholder, any affiliate, officer, agent or employee thereof, directly or indirectly, has, since the Company's formation, on behalf of or with respect to the Company, or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive,
(c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) had any transactions or payments related to the Company which are not recorded in its accounting books and records or (e) had any bank or cash accounts not reflected in the books and records of the Company.

         3.34     LEASES. The Company is not a lessor under any lease.

         3.35 DISCLOSURE. The Company has delivered to Integra true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of, or reasonably available to the Company, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement or that has been requested by Integra or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to Integra and its representatives pursuant hereto do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If the Indemnity Unitholder becomes aware of any fact or circumstance that would change a representation or warranty of the Indemnity Unitholder in this Agreement or any representation made on behalf of the Company, then the Indemnity Unitholder shall immediately give notice of such fact or circumstance to Integra. However, such notification shall not relieve the Company or the Indemnity Unitholder of their respective obligations under this Agreement, and at the sole option of Integra, the truth and accuracy of any and all warranties and representations of the Indemnity Unitholder, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

         3.36 INVESTMENT INTENT. The Indemnity Unitholder understands and acknowledges that: (a) he must bear the economic risk of his investment in Integra Stock; (b) the shares of Integra Stock to be transferred to him hereunder have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available; (c) the Indemnity Unitholder is purchasing the Integra Stock for investment purposes only for the Indemnity Unitholder's own account and not with any view toward a distribution thereof; (d) the Indemnity Unitholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the shares of Integra Stock which the Indemnity Unitholder hereby subscribes to purchase or any part thereof, and the Indemnity Unitholder does not have any present plans to enter into any such contract, undertaking, agreement or arrangement within 1 year of the date of this Agreement; (e) the Indemnity Unitholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in Integra Stock pursuant to Rule 506(b)(2)(ii) of the general rules and regulations under the Securities Act; (f) no federal or state agency has reviewed the transactions set forth in this Agreement or approved or disapproved the Integra Stock for investment or any other purpose;
(g) the Indemnity Unitholder has reviewed and fully understands all the Exchange Act filings of Integra; (h) the Integra Stock has been issued and sold to the Indemnity Unitholder in reliance upon a specific exemption from the registration requirements of the Securities Act which depends, in part, upon the accuracy of the representations, warranties and agreements of the Indemnity Unitholder set forth in this Agreement and the investor questionnaire (the "Investor Questionnaire") executed by the Indemnity Unitholders and delivered to Integra, a copy of which is attached hereto as a part of Schedule 3.36; and (i) the certificate(s) representing the shares of Integra Stock shall bear a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY

                  LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE INTEGRA, INC., SUCH REGISTRATION IS NOT REQUIRED."

4.       REPRESENTATIONS OF INTEGRA

         As of the date hereof and as of each of the Closing Date, Integra represents and warrants as follows:

         4.1 CORPORATE EXISTENCE. Integra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 INTEGRA STOCK. The shares of Integra Stock to be issued and delivered to the Indemnity Unitholder on the Merger Effective Date, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares. The Integra Stock to be issued upon the exchange for Units held by the Indemnity Unitholder pursuant to the terms of this Agreement will be free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer contained herein and other than any liens, encumbrances or claims arising other than by the actions of Integra.

         4.3 CORPORATE POWER AND AUTHORIZATION. Integra has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Integra has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Integra and constitutes the legal, valid and binding obligation of Integra enforceable against Integra in accordance with its terms.

         4.4 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of Integra.

         4.5 ACCURACY OF FILINGS. All of Integra's filings with the Securities and Exchange Commission have contained all the information required to be contained therein, have not contained a misstatement of a material fact and have not omitted to state a material fact that was required to be stated in order to make the information contained therein not misleading. Integra has not issued any common stock or suffered any material adverse change since the date on which it filed its most recent Quarterly Report on Form 10-Q.

5.       COVENANTS OF INTEGRA, INDEMNITY UNITHOLDER AND THE COMPANY

         As of the date hereof, Integra on the one hand and the Company and the Indemnity Unitholder on the other hand, jointly and severally, covenant as follows:

         5.1 EXISTING CONDITION. The Company shall not, and the Indemnity Unitholder shall not suffer the Company to, cause or permit to occur any of the events or occurrences described in Section 3.29 hereof.

         5.2 MAINTENANCE OF PROPERTIES AND ASSETS. The Company shall, and the Indemnity Unitholder shall cause the Company to, maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of its business.

         5.3 EMPLOYEES AND BUSINESS RELATIONS. The Company shall, and the Indemnity Unitholder shall cause the Company to, use its best efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

         5.4 MAINTENANCE OF INSURANCE. The Company shall, and the Indemnity Unitholder shall cause the Company to, notify Integra of any changes in the terms of the insurance policies and binders referred to on Schedule 3.19 hereto.

         5.5 COMPLIANCE WITH LAWS, ETC. The Company shall, and the Indemnity Unitholder shall cause the Company to, comply with all laws, ordinances, rules, regulations and orders applicable to such Company or its business, operations, properties or assets, the noncompliance with which might materially affect the Company.

         5.6 CONDUCT OF BUSINESS. The Company shall, and the Indemnity Unitholder shall cause the Company to, use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Indemnity Unitholder contained in this Agreement shall be true, as though such representations and warranties were made on and as of each such date, and the Company shall, and the Indemnity Unitholder shall cause the Company to, use its best efforts to cause all of the conditions under this Agreement to be satisfied on or prior to the Closing Date.

         5.7 ACCESS. The Company shall and the Indemnity Unitholder shall cause the Company to give to Integra's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to such Company and shall permit them to consult with the officers, employees, accountants, counsel and agents of such Company for the purpose of making such investigation of such Company as Integra shall desire to make, provided that such investigation shall not unreasonably interfere with such Company's business operations. Furthermore, the Company shall, and the Indemnity Unitholder shall cause the Company to, furnish to Integra all such documents and copies of documents and records and information with respect to the affairs of the Company and copies of any working papers relating thereto as Integra shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section
5.7 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         5.8 PRESS RELEASES AND OTHER COMMUNICATIONS. Neither the Company or Integra (except as required by law in the opinion of its counsel) shall give notice to third parties or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. Neither the Company, the Indemnity Unitholder or Integra shall grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Company, the business (current and proposed) of Integra, or any other matter connected with any of the foregoing without the express prior written approval of the counter parties hereto, and all inquiries and questions with respect to any of the foregoing shall be coordinated through Jack Brown, Chief Financial Officer of Integra or Piltch, of the Company, as appropriate. The Company, the Indemnity Unitholder or Integra shall coordinate all communications regarding the Exchange through the counter party hereto prior to making any such communication.

         5.9 EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, the Company, the Indemnity Unitholder and their affiliates shall not, and each of them shall cause its respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Indemnity Unitholder) with respect to an acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal,
(c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the merger contemplated hereby. If the Company or the Indemnity Unitholder, or any of their respective Agents, have provided any person or entity (other than Integra) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Company and the Indemnity Unitholder shall notify Integra immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 5.9.

         5.10 THIRD PARTY APPROVALS. Prior to the Closing Date, the Company shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties, and shall provide Integra with satisfactory evidence of such third party approvals.

         5.11     NOTIFICATION OF CERTAIN MATTERS.

                  (a) The Company and the Indemnity Unitholder shall give prompt notice to Integra of (i) the occurrence or non-occurrence of any event known to the Indemnity Unitholder or the Company the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 3 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of the Indemnity Unitholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                  (b) Integra shall give prompt notice to the Indemnity Unitholder of (i) the occurrence or non-occurrence of any event known to Integra the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Article 4 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of Integra to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c)      The delivery of any notice pursuant to this Section
5.11 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 5.12, (ii) modify the conditions set forth in Sections 6 and 7 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.12 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules, provided that no amendment or supplement to a schedule that constitutes or reflects a material adverse change to the Company may be made unless Integra consents to such amendment or supplement.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE INDEMNITY
UNITHOLDER

         The obligations of the Company and the Indemnity Unitholder hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Integra contained in Article 4 shall be accurate as of the Closing Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Integra on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by a duly authorized agent, the President or any Vice President of Integra shall have been delivered to the Indemnity Unitholder.

         6.2 EMPLOYMENT AGREEMENT. Integra shall have executed and delivered an Employment Agreement substantially in the form of Annex I attached hereto.

         6.3 NO LITIGATION. No action or proceeding before a court of any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Exchange and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

         6.4 REPURCHASE AGREEMENT. At the Closing, Integra shall have delivered to the Company an instrument in the form attached hereto as Annex III.

         6.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF INTEGRA

         The obligations of Integra hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The Indemnity Unitholder shall have delivered to Integra a certificate dated the Closing Date and signed by him to the effect that all of the representations and warranties of the Indemnity Unitholder contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by the Company or the Indemnity Unitholder); and each and all of the agreements of the Indemnity Unitholder and the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         7.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Integra of the Company Units and no governmental agency or body shall have taken any other action or made any request of Integra as a result of which the management of Integra deems it inadvisable to proceed with the transactions hereunder.

         7.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, Integra shall have had sufficient time to review the unaudited balance sheets of the Company as of the end of the then most recently completed calendar month and the unaudited consolidated statements of income, cash flows and Unitholders' equity of the Company for the periods then ended, which statements shall have disclosed no material adverse change in the financial condition of the Company or the results of their respective operations from the financial statements originally furnished by the Company as set forth in
Schedule 3.12.

         7.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties or financial condition of the Company shall have occurred, which individually or in the aggregate exceeds $100,000 and the Company shall not have suffered any material loss or damage to any of its assets, since the December 31, 2000 balance sheet, which change, loss or damage affects or impairs the ability of such Company to conduct its business as now conducted or as proposed to be conducted which individually or in the aggregate exceeds $100,000; and Integra shall have received on the Closing Date a certificate signed by the Indemnity Unitholder and dated the Closing Date to such effect.

         7.5 REGULATORY REVIEW AND APPROVAL. Integra, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Company including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the Company, which review reflects compliance with all applicable laws governing the Company, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to Integra, in its sole discretion.

         7.6 EMPLOYMENT AGREEMENT. Piltch shall have executed and delivered an Employment Agreement substantially in the form of Annex I attached hereto.

         7.7 RESIGNATION OF COMPANY OFFICERS. Each of the officers of the Company shall submit written resignations to the Company, effective as of the Closing Date. Copies of such resignations shall be provided to Integra.

         7.8 OPINION OF COUNSEL. Integra shall have received an opinion from counsel to the Company, dated the Closing Date, in form and substance satisfactory to Integra stating substantially that with respect to the Company:

                  (a) the Company has been duly organized and is validly existing and in good standing under the laws of the state of Delaware;

                  (b) to the knowledge of such counsel, the Company is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner now conducted;

                  (c) the authorized and outstanding Units of the Company and each Unit has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any unitholder of the Company;

                  (d) this Agreement has been duly authorized, executed and delivered by the Company and the Indemnity Unitholder and constitutes a valid and binding agreement of the Company and the Indemnity Unitholder enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (e) the Company has good and marketable title to the assets shown on the schedules to this Agreement, except for those assets sold or otherwise disposed of in the ordinary course of business since the date of such schedules, subject only to liens, if any, reflected on Schedules attached to the Agreement as securing specified liabilities, liens for current taxes and assessments not yet due or in default and other minor encumbrances not materially affecting the use of such assets;

                  (f) upon consummation of the Exchange contemplated by this Agreement, Integra will receive good title to the Company Units, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind;

                  (g) except to the extent set forth in Schedules to the Agreement, the Company is not in violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located and there are no claims, actions, suits or proceedings pending, or threatened against or affecting any Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

                  (h) except to the extent set forth in Schedules to the Agreement, the Company is not in default under any of its material contracts or agreements or has received notice of such default;

                  (i) no notice to, consent, authorization, approval or order of any court or governmental agency or body is required in connection with the execution, delivery or consummation of this Agreement by the Company or any Indemnity Unitholder or for the transfer to Integra of the Company Units; and

                  (j) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's Certificate of Formation or Operating Agreement or of any lease, instrument, license, permit or any other agreement to which any Company is a party or by which any Company or any Indemnity Unitholder is bound.

                  (k) As of the date hereof, the authorized capital stock of the Company consists of 42.1 Units. Based upon our review of the record books of the Company, immediately prior to closing, 42.1 Units were issued and outstanding. Except as set forth on the Disclosure Schedules to the Agreement, we know of no preemptive rights, options, warrants or similar rights granted by the Company in respect of Units of the Company or any other agreements to which the Company is a party providing for the issuance or sale by it of any securities.

         Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

         7.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         7.10 GOOD STANDING CERTIFICATES. The Company shall have delivered to Integra certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of organization and, unless waived by Integra, in each state in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the dates of such certificates have been filed and paid.

8.       INDEMNIFICATION; SURVIVAL

         8.1 GENERAL INDEMNIFICATION BY INDEMNITY UNITHOLDER. Subject to the limitations contained in Section 8.5 hereof, the Indemnity Unitholder covenants and agrees that he will indemnify, defend, protect and hold harmless Integra and the Company after the Closing Date (the "Post Closing Company") and their respective officers, security-holders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 8.6) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by Integra or the Post Closing Company as a result of or arising from (a) any breach of the representations and warranties made by the Indemnity Unitholder or the Company set forth herein or on the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of the Indemnity Unitholder or the Company under this Agreement (c) the business, operations or assets of the Company prior to the Closing Date or the actions or omissions of the Company's members, officers, unitholders, employees or agents prior to the Closing Date, other than Losses arising from matters expressly disclosed in the Financial Statements.

         8.2 SPECIFIC INDEMNIFICATION BY INDEMNITY UNITHOLDER. Subject to the limitations contained in Section 8.5 hereof, notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto and notwithstanding any investigation by Integra, the Indemnity Unitholder covenants and agrees that he will indemnify, defend, protect and hold harmless Integra and the Post Closing Company and their respective officers, security-holders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all Losses incurred by Integra or the Post Closing Company as a result of or incident to:
(a) the existence of liabilities of any Company in excess of the liabilities set forth on Schedule 3.13, to the extent of such excess; (b) the failure of the Company or the Indemnity Unitholder to file all required Form 5500's prior to the Closing Date; and (c) the litigation matters listed on Schedule 3.24; and
(d) any material adverse amendments pursuant to Section 5.12 hereof.

         8.3 INDEMNIFICATION BY INTEGRA. Subject to the limitations contained in Section 8.5 hereof, Integra covenants and agrees that it will indemnify, defend, protect and hold harmless the Indemnity Unitholder at all times from and after the date of this Agreement from and against all Losses incurred by the Indemnity Unitholder as a result of or arising from (a) any breach of the representations and warranties made by Integra set forth herein or on the schedules or certificates attached hereto or (b) any nonfulfillment of any agreement on the part of Integra under this Agreement.

         8.4      THIRD PARTY CLAIMS.

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 8.1, 8.2, or 8.3 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any Third Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third Party Claim does not relate to an actual or potential Loss to which
Section 8.4(e) applies in which the Indemnified Party is Integra or the Post Closing Company. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the

Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 8.4(e) applies in which the Indemnified Party is Integra or the Post Closing Company.

                  (c) No Indemnifying Party shall, in the defense of any Third Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e)      Notwithstanding anything to the contrary in this
Article 8, if at any time, in the reasonable opinion of Integra or the Post Closing Company as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material prospective relief which could have an adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by Integra or the Post Closing Company and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

         8.5 LIMITATIONS ON INDEMNIFICATION. Notwithstanding any other term of this Agreement, in no event shall the Indemnity Unitholder be liable under this Article 8 for an amount that exceeds the aggregate value (determined at the Closing Date) of the consideration received by the Indemnity Unitholder under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this Section 8.5 shall not apply to Losses arising out of any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement or any breach of the representations and warranties of the Indemnity Unitholder contained in Sections 3.3, 3.5, 3.13, 3.26 and 3.32 hereof.

         8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement shall survive for a period of two years from the Closing Date (which date is hereinafter called the "Expiration Date"), except that:

                  (a)      the representations and warranties contained in
Section 3.26 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Expiration Date for purposes of this clause (a) and claims arising from a breach of the representations and warranties contained in Section 3.26;

                  (b)      the representations and warranties contained in
Section 3.32 hereof regarding environmental matters shall survive for a period of five years from the Closing Date, which shall be deemed the Expiration Date for purposes of this clause (b) and claims arising from a breach of the representations and warranties contained in such Section 3.32;

                  (c) the representations and warranties of the Indemnity Unitholder contained in Section 3.5 hereof, regarding security ownership shall survive the Closing Date without time limitation; and

                  (d) any representations and warranties which serve as a basis of the indemnity obligations of the Indemnity Unitholder under Section 8.2 shall survive the Closing Date without time limitation.

9.       TERMINATION OF AGREEMENT

         9.1 TERMINATION BY INTEGRA. Integra may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement (a) if a material default shall be made by the Indemnity Unitholder in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur or (b) if Integra in its sole judgment determines that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in Article 3 hereof untrue in any material respect, or (c) if Integra in its sole judgment determines that information disclosed on the schedules to the Agreement delivered pursuant to
Section 3.13 has or could reasonably be expected to have a material adverse effect of over $100,000 individually or in the aggregate on the business, operations, assets, properties, prospects or financial condition of the Company.

         9.2 AUTOMATIC TERMINATION. This Agreement shall terminate automatically if the Closing Date has not occurred by December 31, 2001.

10.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         10.1 INDEMNITY UNITHOLDER. The Indemnity Unitholder recognizes and acknowledges that he has in the past, currently has, and in the future may possibly have access to certain confidential information of the Company, including, but not limited to, information disclosed to the Indemnity Unitholder or known by them as a result of their employment by the Company, not generally known in the industry, about the Company's services, products or customers, including, but not limited to, customer lists, finance, strategic planning, business plans, client retention, data processing, pricing and cost policies, operational policies, insurance plans, risk management, marketing, key customers, business prospects, contracting and selling, employees, special and unique assets of the Company and its business, and information concerning acquisition opportunities in or reasonably related to the Company's business or industry. The Indemnity Unitholder agrees that he will not disclose, use, disseminate, lecture upon, or publish any confidential information of which he becomes informed during his employment, whether or not developed by him individually or collectively, at any time during his employment with the Company, to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Integra, unless the Indemnity Unitholder can show that such information has become known to the public generally through no fault of the Indemnity Unitholder. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, the Indemnity Unitholder shall provide Integra with prompt notice of the disclosure requirement so that Integra may take whatever action it deems appropriate to prohibit such disclosure. In the event of a breach or threatened breach by the Indemnity Unitholder of the provisions of this Section 10.1, Integra and the Post Closing Company shall be entitled to an injunction restraining the Indemnity Unitholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Integra and the Post Closing Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. Notwithstanding the provisions herein contained, in the event of the exercise by the Company of its rights under the provisions of the Unit Repurchase Agreement, the restrictions contained in this paragraph will not apply to the ongoing business of the Company after the repurchase.

         10.2 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which Integra and the Post Closing Company would have no other adequate remedy, the Indemnity Unitholder agrees that, in the event of a breach by him of the foregoing covenant, the covenant may be enforced against him by injunctions and restraining orders.

11.      GENERAL

         11.1 WARRANTS. Except as provided in this Agreement, the Company will not exercise any right from the date hereof to accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to warrants to purchase securities of the Company. At the Closing Date, any warrants to purchase securities of the Company that are outstanding and unexercised on the Closing Date shall have been exercised or shall be canceled.

         11.2 COOPERATION. The Indemnity Unitholder and Integra shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Indemnity Unitholder will cooperate and use his best efforts to have the officers, directors and employees of the Company prior to the Closing Date cooperate with Integra on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         11.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder may not be assigned (except by operation of law and/or as a result of a sale of Integra) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Integra, and the heirs and legal representatives of the Indemnity Unitholder.

         11.4 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the agreements and documents delivered pursuant hereto constitute the entire agreement and understanding among the Indemnity Unitholder, the Company and Integra and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Indemnity Unitholder (subject to the limitations set forth below), the Company and Integra acting through their respective officers, duly authorized by their members and Board of Directors, respectively.

         11.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         11.6 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and Integra, on the one hand, and the Indemnity Unitholder on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         11.7 EXPENSES. If the transactions herein contemplated shall be consummated, Integra will pay the fees, expenses and disbursements of Integra and its respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Integra will also pay the legal fees of Thaler & Thaler, incurred by the Company and the Indemnity Stockholder in connection with the transactions contemplated hereby, an estimate of which is set forth on Schedule 11.7. Whether or not the transactions herein contemplated shall be consummated, the Company will pay the fees, expenses and disbursements of the Company, the Indemnity Unitholder and their agents, representatives, accountants and counsel (except as set forth below) incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Indemnity Unitholder and the

Company and in compliance with all conditions to be performed by the Indemnity Unitholder and the Company under this Agreement. Notwithstanding the foregoing, Integra will pay the legal fees of Thaler & Thaler as discussed above.

         11.8 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

                  (a)      If to Integra, addressed to it at:

                                    Shawkat Raslan
                                    Integra, Inc.
                                    1060 First Avenue, Suite 410
                                    King of Prussia, PA  19406
                                    Telephone:
                                    Telefax:

                           with a copy to:

                                    Richard A. Silfen
                                    Morgan, Lewis & Bockius LLP
                                    1701 Market Street
                                    Philadelphia, PA  19103
                                    Telephone:  215-963-5000
                                    Telefax:    215-963-5299

                  (b) If to the Indemnity Unitholder, addressed at the following address or such other address as the Indemnity Unitholder has notified
Integra:

                                    Stuart Piltch
                                    7 Spyglass Ridge
                                    Ithaca, NY  14850

                                    with a copy to:
                                    Richard Thaler
                                    Thaler & Thaler
                                    309 North Tioga Street
                                    Ithaca, NY  14850

         Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 11.8 (or in accordance with the latest unrevoked written direction from such party) and (ii) if given by telefax, when such telefax



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is transmitted to the telefax number specified in this Section 11.8 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

         11.9 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the Commonwealth of Pennsylvania; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         11.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         11.11    TIME. Time is of the essence with respect to this Agreement.

         11.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         11.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         11.14 CAPTIONS. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

12.      DEFINITIONS

         12.1     "Accounts Receivable" is defined in Section 3.14.

         12.2     "Acquisition Proposal" is defined in Section 5.9.



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

         12.3     "Agent" is defined in Section 5.9.

         12.4     "Agreement" is defined in the preamble to this Agreement.

         12.5     "Authorizations" are defined in Section 3.22.

         12.6     "Benefit Plan" is defined in Section 3.21.

         12.7 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         12.8     "Certificates" are defined in Section 1.3.

         12.9     "Closing" is defined in Section 2.1.

         12.10    "Closing Date" is defined in Section 2.1.

         12.11    "Code" is defined in Section 3.21.

         12.12    "Commonly Controlled Entity" is defined in Section 3.21.

         12.13    "Company" is defined in the preamble to this Agreement.

         12.14    "Company Documents" are defined in Section 3.2.

         12.15 "Constituent Corporations" are defined in the recitals to this Agreement.

         12.16    "Contracts" are defined in Section 3.17.

         12.17    "Earn-out Percentage" as defined in Section 1.2.

         12.18    "Earn-out Period" as defined in Section 1.2.

         12.19 "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

         12.20 "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the Company.

         12.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         12.22    "Exchange" is defined in the recitals to this Agreement.

         12.23    "Expiration Date" is defined in Section 8.6.

         12.24    "Financial Statements" are defined in Section 3.12.

         12.25    "GAAP" is defined in Section 3.12.

         12.26 "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         12.27 "Hazardous Substances" mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

         12.28    "Indemnified Party" is defined in Section 8.4(a).

         12.29    "Indemnifying Party" is defined in Section 8.4(a).

         12.30 "Indemnity Unitholder" is defined in the preamble to this Agreement.

         12.31    "Integra" is defined in the preamble to this Agreement.

         12.32    "Integra Stock" is defined in Section 1.2.

         12.33    "Intellectual Property" is defined in Section 3.27(a).

         12.34    "Interim Balance Sheet Date" is defined in Section 3.12(b).

         12.35    "Losses" are defined in Section 8.1.

         12.36    "Maximum Number" as defined in Section 1.2.

         12.37    "PCBs" are defined in Section 3.32(h).

         12.38    "Pension Plan" is defined in Section 3.21.

         12.39    "Post Closing Company" is defined in Section 8.1.

         12.40    "Regulations" are defined in Section 3.22.

         12.41 "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

         12.42    "SEC" means the Securities and Exchange Commission.

         12.43 "Securities Act" is means the Securities Act of 1933, as amended.

         12.44    "Target Amount" as defined in Section 1.2.

         12.45    "Tax Returns" are defined in Section 3.26.

         12.46    "Taxes" are defined in Section 3.26.

         12.47    "Third Party Claim" is defined in Section 8.4(a).

         12.48    "UCC" means the Uniform Commercial Code.

         12.49    "Unaudited Balance Sheet" is defined in Section 3.12.

         12.50    "Unaudited Balance Sheet Date" are defined in Section 3.12.

         12.51    "Units" is defined in the Preamble to this Agreement.

         12.52    "Welfare Plan" is defined in Section 3.21.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              INTEGRA, INC.


                                              By:      /s/ Shawkat Raslan
                                                   -----------------------------
                                              Name: Shawkat Raslan
                                              Title:  Chairman




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]



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                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                              Global Benefits Solutions LLC



                                              By:      /s/ Stuart Piltch
                                                   -----------------------------
                                              Name: Stuart Piltch
                                              Title: Managing Director


                                              INDEMNITY UNITHOLDER





                                                       /s/ Stuart Piltch
                                              ----------------------------------
                                              Stuart Piltch
                                              7 Spyglass Ridge
                                              Ithaca, NY  14850



                                       37